UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2026

Hemab Therapeutics Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-43250	41-4241952
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Main Street, Suite 1220
Cambridge, Massachusetts		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 553-3952

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	COAG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2026, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Hemab Therapeutics Holdings, Inc. (the “Company”), the Board elected Keli Walbert to serve as a member of the Board, effective immediately. Ms. Walbert will serve as a Class I director with a term expiring at the 2027 annual meeting of stockholders and thereafter until her successor has been duly elected and qualified or until her earlier death, resignation or removal. The Board also elected Ms. Walbert to serve as a member of the Audit Committee of the Board (the “Audit Committee”).

There are no arrangements or understandings between Ms. Walbert and any other persons pursuant to which she was elected as a director. Ms. Walbert has no family relationships with any of the Company’s directors or executive officers. There are no transactions and no proposed transactions between Ms. Walbert and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Walbert will be entitled to compensation for her service as a non-employee director in accordance with the Company’s non-employee director compensation policy. In accordance with the policy, effective September 24, 2026 (the “Grant Date”), Ms. Walbert will be granted an option to purchase 36,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the Grant Date, which option will vest in equal monthly installments from the Grant Date until the third anniversary of the Grant Date, subject to Ms. Walbert’s continued service. In the event of a change in control of the Company, the vesting schedule of the option will accelerate in full. In addition, Ms. Walbert will receive annual cash compensation of $40,000 as a member of the Board, additional annual cash compensation of $10,000 as a member of the Audit Committee, annual equity grants in accordance with the non-employee director compensation policy and reimbursement for reasonable travel and out-of-pocket expenses incurred in connection with attending Board and committee meetings.

Ms. Walbert will enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.9 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-294989) filed with the Securities and Exchange Commission on April 27, 2026. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Ms. Walbert for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by her in any action or proceeding arising out of her service as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEMAB THERAPEUTICS HOLDINGS, INC.

Date: September 24, 2026	By:	/s/ Benny Sørensen, M.D., Ph.D.
	Name:	Benny Sørensen, M.D., Ph.D.
	Title:	President and Chief Executive Officer